PROXY CARD
                                   OPPENHEIMER GLOBAL GROWTH & INCOME FUND

                       PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 1, 2002

The undersigned,  revoking prior proxies, hereby appoints Robert Zack, Brian Wixted,  Katherine Feld, Denis Molleur and
Kathleen  Ives,  and  each  of  them,  as  attorneys-in-fact  and  proxies  of the  undersigned,  with  full  power  of substitution,  to vote  shares  held in the name of the  undersigned  on the  record  date at the  Special  Meeting  of
Shareholders  of Oppenheimer  Global Growth & Income Fund (the "Fund") to be held at 6803 South Tucson Way,  Englewood,
Colorado,  80112,  on August 1, 2002, at 1:00 P. M. Mountain time, or at any  adjournment  thereof,  upon the proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Fund's Board of  Trustees,  and all  proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of Trustees.  When properly  executed,  this proxy will be voted as indicated  on the reverse  side or "FOR" a proposal if no choice is  indicated.  The proxy will be voted in  accordance with the proxy holders' best judgement as to any other matters.
                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

        PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
1.       To elect a Board of Trustees:

                                                                                                FOR       AGAINT       FOR ALL
     [BOARD I]                                                                                  ALL       ALL          EXCEPT  1.

01  Leon Levy                  02  Donald W. Spiro                03  John V. Murphy
04  Robert G. Galli            05  Phillip A. Griffiths           06  Benjamin Lipstein
07  Elizabeth B. Moynihan      08  Kenneth A. Randall             09  Edward V. Regan
10  Russell S. Reynolds, Jr.   11  Clayton K. Yeutter

     If you do not wish your shares  voted "FOR" a  particular  nominee,  mark the "For All Except" box and write the nominee's number on the line provided below.  Your shares will be voted for the remaining nominee(s).

2.       To approve the elimination or amendment of certain fundamental investment              FOR      AGAINST     ABSTAIN
         policies of the Fund:
A.       Purchasing Securities on Margin                                                        /  /      /   /       /   /  2.A
B.       Investing in Real Estate                                                               /  /      /   /       /   /  2.B
C.       Purchasing Securities of Issuers in which Officers or Trustees have an Interest        /  /      /   /       /   /  2.C
D.       Investing in a Company for the Purpose of Acquiring Control                            /  /      /   /       /   /  2.D
E.       Investing in Oil, Gas or Other Mineral Exploration or Development Programs             /  /      /   /       /   /  2.E
F.       Industry Concentration                                                                 /  /      /   /       /   /  2.F
G.       Investing in Other Investment Companies                                                /  /      /   /       /   /  2.G
H.       Borrowing                                                                              /  /      /   /       /   /  2.H
I.       Pledging or Mortgaging Assets                                                          /  /      /   /       /   /  2.I
J.       Lending                                                                                /  /      /   /       /   /  2.J

3.       To  Authorize the Trustees to adopt an Amended and Restated Declaration of Trust.      /  /      /   /       /   /  3.A
A.       Future Amendments of the Declaration of Trust                                          /  /      /   /       /   /  3.B
B.       Reorganization of the Trust or Its Series or Classes                                   /  /      /   /       /   /  3.C
C.       Involuntary Redemptions                                                                /  /      /   /       /   /  3.D
D.       Other Changes Under the New Declaration of Trust

4.      To  approve an Amended and Restated Class C 12b-1
        Distribution   and  Service   Plan  and   Agreement                                     /  /      /   /       /   /  4.
       (Class C shareholders only)